AGREEMENT FOR THE PURCHASE OF COMMON STOCK

         THIS COMMON STOCK PURCHASE AGREEMENT, (the "AGREEMENT") made this 11th day of April, 2006, by and among Homeland Integrated Security Systems, Inc., whose address is 1 Town Square Boulevard, Asheville, North Carolina ("Buyer") and Evans Systems, Inc. (Stock Symbol: EVSI.OB), a Texas corporation ("EVSI" or the "Company") and Cain, Smith & Strong II, LP ("Secured Creditor") whose address is PO Box 68, Huntsville, Texas.

                                   WITNESSETH:

         WHEREAS, the Company has agreed to sell shares of its common stock, par value $.01 per share (the "Common Stock") to the Buyer representing 50.1% of the issued and outstanding shares of Common Stock of the Company (such 50.1 % of Common Stock being referred to as the "Stock") for the consideration set forth herein; and

         WHEREAS, Buyer wishes to purchase the Stock from the Company so as to effectuate a corporate restructuring in the form of a reverse split of the Company's stock and merger with Buyer;

         WHEREAS, Secured Party is a creditor of the Company, holding a valid and subsisting first lien on all of the assets of the Company;

WHEREAS, the Company is in default in its loan obligations to Secured Party;

WHEREAS, the liabilities of the Company exceed the value of the Company's assets, as reflected in the Company's public filings and its most recent audited financial statements;

         WHEREAS, the Company has no financial means to cure the default, and the likely result of Secured Party's exercise of its rights under the loan documents will be a business failure of the Company to the detriment of the Company's shareholders;

         WHEREAS, the Company, in order to avoid foreclose upon all of its assets and subsequent business failure, has agreed to convey such collateral assets to Secured Party. In consideration for the assets, Secured Party has agreed that it will, to the extent of the value of all assets conveyed. to Secured Party and to the extent of the consideration paid by Buyer, assume: and pay all of the debts and obligations of the Company as set forth on Exhibit A attached hereto;

         WHEREAS, the Company has agree that the consideration paid by Buyer under this agreement shall paid to Secured Party, to be used by Secured Party to pay the obligations of the Company assumed by Secured Party as set forth on Exhibit A;

WHEREAS, Secured Party, Company and Buyer believe that the proposed corporate restructure will be in the bests interests of the Company's existing shareholders, holds the potential to preserve the market value of such shareholder's stock, and preserves the possibility of enhancing its value in the future;

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

         1. Agreement to Purchase and Sell. Company will take all necessary steps to cause the issuance of the Stock to Buyer, and Buyer agrees to purchase the Stock, for a total consideration of Five Hundred Thousand ($500,000.00) Dollars (the "Purchase Price") be payable as follows: $50,000 previously paid and held as a deposit plus $100,000.00 at Closing by wire transfer, or bank or certified check; to be paid to the escrow account of Tri State Title & Escrow (the "Escrow Agent"), and Thirty Five Thousand ($35,000) Dollars per month for a period of ten (10) months due and payable on the 11th day of each month. In the event that the 11 day shall be a holiday, Saturday or Sunday, then the said monthly payment shall be due and payable on the next business day.

         a. All payments made under this agreement by Buyer shall be made payable to the Escrow Agent and shall be held on deposit with the Escrow Agent and the Escrow Agent shall utilize the funds to satisfy the obligations of the Company as set forth on Exhibit A. Upon full satisfaction of all payments set forth on Exhibit A, the Escrow Agent shall release the remaining balance (including the remaining monthly payments as received) to the Secured Party. The obligations listed on Exhibit A detail all of the obligations of the Company as stated in the most recent audited financial statements of the Company. As reflected on Exhibit A, certain of those obligations will not be paid with the purchase proceeds, because these obligations are in dispute by the: Company, and may not ever be paid. As set forth in Section 6, Secured Party agrees to indemnify and hold harmless the Buyer and the Company from any of the obligations set forth on Exhibit A. At issuance, $500,000.00 at issue value of Buyer's Stock shall be placed in escrow with the Escrow Agent. If the fair market value of the escrowed stock falls below $400,000.00 for five consecutive days, Buyer shall deposit an additional $100,000.00 (closing price on date of placement) in Stock with escrow.

         b. In the event that the Buyer shall fail to make a timely monthly payment, such event to be deemed a Default, Buyer shall have the option to cure said Default upon ten (10) days written notice of such Default from Secured Party. In the event that Buyer fails to cure said Default within five (5) days of receipt of the notice of Default, then the entire amount then due and owing shall become immediately due and payable, and Buyer shall forfeit to Secured Party the Stock held in escrow. Otherwise, upon satisfactory completion payment of the Purchase

Price by Buyer, the Stock held in escrow shall be released to Buyer.

2. Closing And Payment.
   -------------------

         a. Subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of Buyer the Company will take all necessary steps to cause the issuance of the Stock to Buyer, and Buyer and, subject to the terms and conditions hereof, Buyer will purchase, at a single closing (the "Closing"), the Stock. The Closing shall be held at the offices of Big Apple Consulting USA, Inc. or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer, to the extent mutually acceptable to the parties hereto, on the date first written above or other such date as may be agreed upon by the Parties (the "Closing Date"). At the Closing, the Company shall (i) deliver to the Buyer the documents necessary to accomplish the issuance of the Stock, (ii) deliver the resignation of Blair Couey, Dan Willis and Randy M. Clapp as Directors of Company (the "Directors") to be held in escrow until the effectuation of a the conditions set forth in Section 6; (iii) deliver a Board of Directors resolution appointing Frank Moody, Brian Riley, Fred Wicks and Ian Riley as Directors of Company to be held in escrow until effectuation of the conditions set forth in Section 6; and (iv) financial records of Company and (v) true and correct copies of all business and corporate records of Company, including but not limited to correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts. Notwithstanding the above, the parties agree that the shares set forth above will not be issued until the Company has filed a 14C Information Statement with the SEC and subsequently filed an amendment to its articles of incorporation to increase its authorized shares as set forth in Section 6.

         b. In consideration for their agreeing to remain on the Board of Directors until completion of a corporate restructuring, a reverse split and completion of Buyer's Covenant in Section 5, Buyer has agreed to remit to the Directors One Thousand ($1,000) Dollars each.

         c. In further consideration of the obligations set forth herein the parties agrees that at Closing the 1) Secured Party will convert a portion of its debt into 4,000,000 shares of Common Stock at $.05 per share, to be paid by a credit in the amount of $200,000 to the. note obligation owed to Secured Party by the Company; 2) the Company will issue 1,000,000 of its Common Stock to Secured Party for the price of $.05 per share, by conversion of $50,000.00 of the convertible note obligation held by Secured Party. Such shares shall be free trading in accordance with Rule 144(k) of the Securities Act of 1933; 3) Buyer and Company further agree that, after the successful completion of the corporate restructure, reverse stock split and merger contemplated herein, cause the issuance of restricted shares in the Company (as restructured after the merger) to Blair Couey, Dan Willis and Randy M. Clapp with a collective fair market value on the date of such issuance of $100,000.00, to be divided equally (1/3 each) among them.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof:

         a. Authority; Due Authorization. This Agreement has been duly and validly executed and delivered by the Company, and upon the execution and delivery by Buyer of this Agreement and the performance by Buyer of Buyer's obligations herein, will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

         b.Title to Stock. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ("Encumbrances") (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

         c. That as of the date first above mentioned the: Company is current on all of its expenses, obligations, bills and other payment obligations, except as stated above and as reflected in the Company's most recent audited financial statements (the payment of all of which are assumed by Secured Party as provided herein).

         d. The Company has delivered to the Buyer copies of its financial statements, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated thereon.

         e. Except as set forth below, there is currently no litigation or proceeding pending, or to the Company's knowledge threatened, against or relating to the Company, its properties, or business, nor does the Company know or have reasonable grounds to know of any basis for any such action, or of any governmental investigation relative to the Company, its properties, or business. Notwithstanding the foregoing and the Company; represents that there is currently litigation entitled American Cast Iron Pipe, et. al. vs. Chevron USA, Inc., et. al., including MC Star, an assumed name of the Company, pending in the United States District Court, Jefferson County, in the State of Texas, and designated as cause No. DI75632, for which American Management Corporation, the Company's insurance carrier, has agreed to defend and pay (subject to a reservation of rights letter) on any liabilities of the Company in this action.

         f. No representation or warranty by the Company in this agreement, nor any statement or certificate furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain any untrue statement of a material fact, or omits, or will omit to state, a material fact necessary to make the statements contained herein or therein not misleading.

         g. Except as set forth above, the Company make no representations or warranties, express or implied, with respect to the Company or any aspect of the business of the Company and the Purchaser agrees to receive said shares subject thereto.

         h. The provisions of this section shall survive the closing and termination of this Agreement, and continue throughout the applicable period of limitations.

4. Representations and Warranties of the Secured Party. The Secured Party hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

         a.Authority; Due Authorization. This Agreement has been duly and validly executed and delivered by Secured Party, and upon the execution and delivery by Buyer of this Agreement and the performance by Buyer of Buyer's obligations herein, will constitute, a legal, valid and binding obligation of the Secured Party enforceable against the Secured Party in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity,

         b. No representation or warranty by the Secured Party in this agreement, nor any statement or certificate furnished or to be furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain any untrue statement of a material fact, or omits, or will omit to state, a material fact necessary to make the statements contained herein or therein not misleading.

         c. Except as set forth above, the Secured Party make no representations or warranties, express or implied, with respect to the Secured Party.

         d. The provisions of this section shall survive the closing and termination of this Agreement, and continue throughout the applicable period of limitations.

5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Secured Party that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof:

         a. Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities' Act of 1933, as amended (the "Act") and exempt from registration or qualification under any state law.

         b. Buyer represents that he has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Buyer, and upon the execution and delivery by Secured Party of this Agreement and the performance by Secured Party of its obligations herein, will constitute, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

         c. The Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

         d. Information Concerning the Company. Buyer has conducted its own due diligence with respect to the Company and its liabilities and believes it has enough information upon which to base an investment decision in the Stock. With the exception of any contrary provisions in Section 4, Buyer acknowledges that Secured Party has made no representations with respect to the Company or its status, it is being taken "as is" and Secured Party is not making any representation as to the existence or non-existence of liabilities in the Company except for the convertible note previously entered into between Cain, Smith & Strong II, LP and the Company.

e. Investment Experience.    The Buyer understands that the purchase of the
Stock involves substantial risk. The Buyer (a) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer's investment in the Stock and (b) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer's own interests in connection with the investment, and to make an informed investment decision with respect thereto.

f. No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and Buyer is not relying on any oral statements made by Secured Party, or-any of Secured Party's representatives or affiliates, in purchasing the Stock.

         g. Restricted Securities. Buyer understands that the Stock is characterized as "restricted securities" under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering and that under the Act, and applicable regulations thereunder.

         h. Opinion Necessary. Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act. Buyer acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act.

         i. The provisions of this section shall survive the closing and termination of this Agreement, and continue throughout the applicable period of limitations.

6. Conditions Precedent. Prior to the shares being released from escrow, the resignation of the current Directors of the Company being released from escrow and the appointment of the new officers and directors of the Company being released from escrow the following conditions shall be met:

         a. Company shall have effectuated a reverse split and merger with an operating and profitable business.

         b. The Company shall have file an amendment to its articles of incorporation with the state of Texas to increase its authorized shares to 300,000,000 shares of common stock, $.001 par value.

Both the reverse split and the amendment to the articles of incorporation shall require the Company to file 14C Information Statement with the SEC which shall be filed within five (5) days of the execution of this Agreement. The Company agrees to use its best efforts to have the 14C approved by the SEC in a timely manner.

7. Secured Parry's Indemnification.
   -------------------------------

         The Secured Party shall indemnify and hold harmless the Buyer and the Company, their members, officers, directors, agents, employees, attorneys, accountants, assigns and consultants (collectively "Indemnified Persons") from and against any losses, damages, expenses and liabilities or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, at all times after the date of this agreement, against and in respect of

         a. All liabilities of the Company of any nature, whether accrued, absolute, contingent, or otherwise, existing at the date of closing or arising out of transactions entered into, or any state of facts existing, prior to such date, as reflected in the Company's most recent audited financial statements, but only to the extent of the value of all assets conveyed to Secured Party by the Company in lieu of foreclosure plus the consideration paid by Buyer under the provisions of Paragraph 1;

         b. Any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Secured Party and the Company, or either of them, under this agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Buyer hereunder; and

         c. All actions, suits, proceedings, demands, assessments, judgments, costs, attorney's fees, and expenses incident to any of the foregoing. The Secured Party shall reimburse the Company or the Buyer, on demand, for any payment made by the Company or the Buyer at any time after the date of closing, in respect of any liability or claim to which the foregoing indemnity relates.

8. Buyer's Indemnification.
   -----------------------

         The Buyer shall indemnify and hold harmless the Company and .the Secured Party, its members, officers, directors, agents, employees, attorneys; accountants, assigns and consultants (collectively "Indemnified Persons") from and against any losses, damages, expenses and liabilities or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, at all times after the date of this agreement, against and in respect of

         a. All liabilities of the Buyer of any nature, whether accrued, absolute, contingent, or otherwise, existing at the date of closing, to the extent not reflected or reserved against in full in the Buyer's Balance Sheet, including, without limitation, any. tax liabilities to the extent not so reflected or reserved against, accrued in respect of or measured by the Buyer's income for any period prior to the date of closing hereof, or arising out of transactions entered into, or any state of facts existing, prior to such date;

         b. Any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Buyer under this agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Secured Party and /or Company hereunder; and

         c. All actions, suits, proceedings, demands, assessments, judgments, costs, attorney's fees, and expenses incident to any of the foregoing. The Buyer shall reimburse the Company or the Secured Party, on demand, for any payment made by the. Company or Secured Party at any time after the date of closing hereof, in respect of any liability or claim to which the foregoing indemnity relates.

9. Additional Indemnification Provisions
   -------------------------------------

         a. Buyer and Secured Party agrees that without an Indemnified Person's prior written consent it shall not settle any pending or threatened claim, action, suit or proceeding related to this Agreement unless the settlement also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom, or indemnifying party reaffirms their obligation, to indemnify for or contribute to losses incurred by any unreleased Indemnified Person as herein provided.

         b. Promptly after receipt of notice of the commencement of any action, any Indemnified Person will, if a claim in respect thereof is to be made against any indemnitor hereunder, notify in writing the indemnitor of the commencement thereof; but omission so to notify an indemnitors will not relieve the indemnitors from any liability hereunder which they may have to any Indemnified Person. If the indemnitor so elects, indemnitor may assume the defense of such Action in a timely manner, including the employment of counsel (reasonably satisfactory to the Indemnified Person) and payment of expenses, provided Indemnitors acknowledge in writing its unconditional obligation pursuant to this agreement to indemnify the Indemnified Person in respect of such Action and provides to the Indemnified Person evidence reasonably satisfactory to it that the indemnitor will have the financial resources to conduct such defense actively and diligently and permit Indemnitee and counsel retained by the Indemnified Person at its expense to participate in such defense. Notwithstanding the foregoing, in the event the Indemnified Party determines in its sole discretion that it is advisable for the Indemnified Person to be represented by separate counsel, then the indemnitee may employ on behalf of the Indemnified Person a single separate counsel to represent or defend such Indemnified Persons in such action, claim, proceeding or investigation and the indemnitee will pay the reasonable fees and disbursements of such separate counsel as incurred.

         c. In the event of any fundamental change involving the corporate structure of either party, such as by merger, plan of exchange or sale of all or substantially all of its assets, any executory obligations of an indemnitor in this Agreement shall, if not assumed by operation of law, be assumed by contract by the acquiring entity or arrangements made to protect the interests of Indemnified Person reasonably satisfactory to it.

         d. If multiple claims are brought against an Indemnified Person in any Action with respect to at least one of which Indemnification is permitted under applicable law and provided for under this Agreement, the indemnitor agrees that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which Indemnification is permitted and provided for.

         e. If the indemnity referred to in this Agreement should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, Indemnitors shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and Indemnitors on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of each such Indemnified Person, respectively, and Indemnitors as well as any other relevant equitable considerations.

         f. The obligations of the indemnitor referred to. above shall be in addition to any rights that any Indemnified Person may otherwise have.


10. Termination. Neither Buyer or Secured Party may not, except for a material breach or failure of a condition or requirement, on or before the Closing Date, terminate this Agreement.

11. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

12. Governing Law; Jurisdiction. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Florida. Buyer and Secured Party hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of federal and state courts of the State of Florida, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such. Florida State, or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or the transactions contemplated: hereby (whether based on contract, tort or any other theory). each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

14. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

15. Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

16. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Secured Party and the Buyer. No delay or omission to exercise any right, power, or remedy accruing to Buyer, upon any breach, default or noncompliance of Secured Party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.

17. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

18. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

19. Notices. All notices must be in writing and sent to the appropriate address listed above, or to such other address as either party may designate in writing, by first class mail and either certified mail return receipt requested or overnight courier service. In the case of certified mail notice shall be deemed given as of the date of deposit with the United States Postal Service, and in case of overnight courier service notice shall be deemed given as of the date of deposit with such overnight courier service.

20. Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or Secured Party, Buyer, Secured Party and the Company shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SECURED PARTY                                       BUYER

/s/ Skell Strong                                    /s/ Frank Moody
--------------------------------------------        ----------------------------
Cain, Smith & Strong II, LP                         Homeland Integrated Security
By Cain, Smith & Strong, LLC, General Partner       Systems, Inc.
By: Skelly Strong, authorized Member                By: Frank Moody, President



COMPANY


/s/ Blair Couey
--------------------------------------------
Evans Systems, Inc.
By: Blair Couey, President

                               ASSIGNMENT OF NOTES

         THIS ASSIGMENT OF NOTES dated April 11, 2006 is executed and delivered by CAIN, SMITH & STRONG II, LP (Assignor) to BIG APPLE CONSULTING USA, INC., a Delaware Corporation (Assignee).

         Assignor represents and covenants to Assignee that Assignor is the owner and holder of the Notes described below:

     1. Promissory note in the original principal sum of $8,700,000.00 dated as of August 1997, executed by Evans Systems, Inc. payable to the order of FP Morgan Chase Bank (or its predecessor in interest).
     2. Promissory note in the original principal sum of $1,000,000.00 dated as of January 26, 2000, executed by Evans. Systems, Inc. payable to the order of FP Morgan Chase Bank (or its predecessor in interest).

          Assignor further represents and covenants to Assignee that:
          a. The Notes are valid and subsisting obligations of Evans Systems, Inc.
          b. The Notes were assigned to Assignor in an Assignment dated June 24, 2002, of record in Vol.565, Page 491of the Official Records of Wharton County, Texas.
          c. The Notes have a current principal and accrued interest balance of $1,205,775.66.
          d. Assignor has the authority to execute this assignment, and such assignment is not in violation of any of any agreement or obligation of Assignor to any other party.
          e. This assignment delivers clear title and ownership in the Notes to Assignee.

FOR TWENTY FIVE THOUSAND US DOLLARS, PAYABLE IN CASH, CASHIER'S CHECK OR OTHER FORM ACCEPTABLE TO ASSIGNOR, AND OTHER GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, Assignor assigns transfers and conveys the Notes to Assignee, without recourse.



Cain, Smith & Strong II, LP
By Cain, Smith & Strong, LLC, General Partner
By: Skelly Strong, authorized Member

/s/ Skelly Strong
-----------------------------

                                    EXHIBIT A

EVSI Debts and Obligations

                                                                                                                           Paid by
                                                     Method of Payment and            Paid out                            Mauritz &
Amount        Payee          Source of Obligation     Special instructions     Payor  of Escrow    Priority  Paid by CSS    Couey
-----------------------------------------------------------------------------------------------------------------------------------
$ 25,000.00  Mauritz & Couey EVSI Audit               Paid out of Escrow.     Escrow  $ 25,000.00    1
$ 31,673.60  Matagorda Co.   Personal Property Taxes  Paid out of Escrow.     Escrow  $ 31,673.60    4
$ 75,000.00  Muese           Commission               Paid out of Escrow.     Escrow  $ 75,000.00    1
$ 25,000.00  Luckman         Commission               Paid out of Escrow.     Escrow  $ 25,000.00    1
$ 42,649.44  DB&C            Legal fees               Paid out of Escrow.     Escrow  $ 42,649.44    1
$101,646.73  Wharton Co.     Personal Property Taxes  Paid out of Escrow.     Escrow  $101,646.73    5

                                                      $54,864.96 paid out
                                                      of escrow for Black
                                                      Cat Store and Edco
                                                      bulk plant, $39,000
                                                      has been paid,
                                                      $25,000 will be paid
                                                      by Mauritz & Couey
                                                      (Kincer bulk plant
$118,864.96  Matagorda Co.   RE taxes                 property sold to them)  Escrow  $ 54,864.96    2                   $ 25,000.00


                                                      $144165.27.24 paid
                                                      out of Escrow on
                                                      Hungerfor store,
                                                      balance will be paid
                                                      by CSS in pending
                                                      property sales of
                                                      Wharton and Boling
                                                      stores
$223,248.24  Wharton Co.     RE taxes                 ($79,082.97)            Escrow  $144,165.27    3       $79,082.97
------------------------------------------------------------------------------------------------------------------------------------
$643,082.97                                                                           $500,000.00            $79,082.97  $ 25,000.00

                                                                                                                         $604,082.97
                                                                                                                  Paid   $ 39,000.00
                                                                                                                         -----------
                                                                                                                         $643,082.97
